UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Ste. 100, Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 17, 2017, Kiwa Bio-Tech Products Group Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission stating that it had concluded that the Company’s previously issued consolidated financial statements for the year ended December 31, 2016 (the “Annual Financial Statement”) included in the Company’s Annual Report on Form 10-K for the year then ended (the “Annual Report”) should no longer be relied upon and that the Company would file with the Securities and Exchange Commission amendments to the aforementioned Annual Report to restate such Annual Financial Statement.

Following a re-audit of the Annual Financial Statement by Friedman LLP, the Company’s new independent registered public accounting firm, on November 22, 2017, the Company filed an amended Annual Report (the “Amended Annual Report”) with the Securities and Exchange Commission for the year ended December 31, 2016. The Amended Annual Report incorporates restated financial statements which properly account for all matters which were the subject of the prior conclusion that the Annual Report should no longer be relied upon. Such restatements resolve all issues which were the basis of the Company’s prior advice that the originally filed Annual Report should no longer be relied upon.

The need to file the Amended Annual Report also resulted in the Company being unable to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2017 (the “Quarterly Report”) with the Securities and Exchange Commission on a timely basis. The Quarterly Report is in process and the Company expects that it will be filed with the Securities and Exchange Commission within thirty (30) days of the date of this Report.

Item 8.01 Other Events

On November 22, 2017, the Company issued a press release relating to the restatement of the Annual Financial Statement. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 – Press release regarding restatement of annual and quarterly financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2017

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Yvonne Wang
Yvonne Wang
Title:	Chief Executive Officer